UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

65 Fairchild Street, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BLKB	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Blackbaud, Inc. ("the Company") held its 2019 annual meeting of stockholders on June 13, 2019. The results of the matters submitted to a vote of the Company stockholders at the meeting are set forth below.

Proposal 1 - Election of Directors. Stockholders elected three Class C members to the Company’s Board of Directors, each for a three year term expiring in 2022 as follows:

Member	For	Against	Abstentions	Broker Non-Votes
Thomas R. Ertel	45,311,167	173,458	47,421	1,253,958
Michael P. Gianoni	45,164,625	320,399	47,022	1,253,958
Sarah E. Nash	41,947,976	3,509,034	75,036	1,253,958

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. Stockholders approved on an advisory basis the 2018 compensation of the Company’s named executive officers as follows:

Votes Cast For	37,337,878
Votes Cast Against	8,122,981
Abstentions	71,187
Broker Non-Votes	1,253,958

Proposal 3 - Vote to Approve the Amendment and Restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan. Stockholders approved the amendment and restatement of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan as follows:

Votes Cast For	43,459,214
Votes Cast Against	2,000,688
Abstentions	72,144
Broker Non-Votes	1,253,958

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 as follows:

Votes Cast For	46,320,626
Votes Cast Against	416,477
Abstentions	48,901
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	June 14, 2019	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)